Exhibit 16.1

                              OVIST & HOWARD, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                       A PROFESSIONAL SERVICES CORPORATION

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            7 COMMERCE CENTER DRIVE SUITE A HENDERSON, NEVADA 89014
                       (702) 456-1300 FAX (702) 456-6155



                                December 21, 2001


Securities and Exchange Commission
Mail Stop 11-3
450  5th Street
Washington, DC 20549

Dear Sir or Madam:

     We have read and agree with the comments in Item 4 of Form 8-k of Nevada Holding Group, Inc., dated December 11, 2001.


                                       Yours very truly,



                                       /s/ Ovist & Howard
                                       Ovist & Howard, CPA's
                                       By: Francis Howard, Partner


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 enclosures


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